Exhibit 99.2

Atlantic Power Announces Cancellation of Convertible Debentureholder Meeting and Intention to Defease Convertible Debentures

DEDHAM, MASSACHUSETTS – April 29, 2021 – Atlantic Power Corporation (NYSE: AT) (TSX: ATP) (“Atlantic Power” or the “Company”) announced today that it has cancelled the meeting of holders of its 6.00% Series E convertible unsecured subordinated debentures due January 31, 2025 (the “Convertible Debentures”) scheduled to be held on April 29, 2021 to consider the previously announced proposed transaction among Atlantic Power, Atlantic Power Preferred Equity Ltd., Atlantic Power Limited Partnership and certain affiliates (collectively the “Purchasers”) of infrastructure funds managed by I Squared Capital Advisors (US) LLC (the “Transaction”). The meeting was cancelled with the consent of the Purchasers and the parties have mutually waived the condition precedent to the Transaction that the holders of the Convertible Debentures approve the Transaction. The parties are currently targeting May 14, 2021 as the closing date for the Transaction.

On closing of the Transaction (the “Closing”), Atlantic Power intends to defease (the “Defeasance”) all outstanding Convertible Debentures in accordance with the terms of the trust indenture governing the Convertible Debentures (the “Indenture”). Notwithstanding the Defeasance, any holder of Convertible Debentures who converts their Convertible Debentures during the period beginning 10 trading days prior to the Closing and ending 30 calendar days following the delivery of the change of control notice under the Indenture (the “Make Whole Conversion Period”), will be entitled to receive the Make Whole Premium (as defined in the Indenture and calculated below). Assuming that the Closing occurs on May 14, 2021 and the change of control notice is delivered on Closing as is currently anticipated, the Make Whole Conversion Period would open on April 30, 2021 and close on June 14, 2021.

As previously disclosed, the final Make Whole Premium will be established based on the CAD/USD daily exchange rate as of the 11th trading day before the Closing Date, being the trading day immediately preceding the opening of the Make-Whole Conversion Period. Assuming that the CAD/USD daily exchange rate on the 11th trading day before the Closing Date is C$1.24=US$1.00, the Make Whole Premium would be 36.0962 common shares of Atlantic Power (“Common Shares”) for each C$1,000 in principal amount of Convertible Debentures so converted, resulting in a conversion ratio of approximately 274.1914 Common Shares for each C$1,000 principal amount of Convertible Debentures so converted.

Holders of Convertible Debentures converting their Convertible Debentures up to 4:00 p.m. (Toronto time) on the third trading day prior to the Closing (the “Conversion Deadline”) will participate in the Transaction as holders of underlying Common Shares and will be entitled to receive US$3.03 per underlying Common Share (including Common Shares issuable on account of the Make Whole Premium, conditional upon the Closing occurring) together with accrued interest paid in Canadian dollars up to, but excluding, the date of conversion.

In connection with the Defeasance, and if Closing occurs (i) Atlantic Power expects to de-list the Convertible Debentures from the TSX and the Common Shares from the Toronto Stock Exchange (the “TSX”) and the New York Stock Exchange (the “NYSE”); (ii) Atlantic Power intends to apply to Canadian securities regulators to cease being a reporting issuer, or to be exempt from its reporting obligations as a Canadian reporting issuer, and also intends to file to deregister under the U.S. Securities Exchange Act of 1934; (iii) the Convertible Debentures will no longer be convertible into Common Shares and, if converted after the Conversion Deadline, holders will be entitled to receive a cash amount equal to the Canadian dollar equivalent (based on the exchange rate as of the 11th trading day before the Closing) of US$3.03 in lieu of each Common Share previously issuable on a conversion (including any Common Shares otherwise issuable on account of the Make Whole Premium if converted within the Make Whole Conversion Period), representing approximately C$3.76 per underlying Common Share (assuming a CAD/USD daily exchange rate of C$1.24=US$1.00), plus accrued and unpaid interest paid in Canadian dollars up to, but excluding, the date of conversion; and (iv) except as otherwise provided in the Indenture, any Convertible Debentures which remain outstanding following the expiry of the Make Whole Conversion Period will continue to receive interest at a rate of 6.00% per annum, payable semi-annually in arrears until, and the repayment of principal upon, the redemption of the Convertible Debentures. Following the Defeasance, the Convertible Debentures will be redeemed at par on January 31, 2023.

The TSX has conditionally approved the voluntary delisting of the Convertible Debentures from the TSX, with such delisting expected to take effect shortly following Closing.

A notice and Q&A (the “Notice”) has been prepared in connection with the Defeasance and is expected to be publicly filed on SEDAR and EDGAR and disseminated to holders of Convertible Debentures following confirmation of today’s CAD/USD exchange rate and prior to the commencement of the Make Whole Conversion Period. In addition to setting out the CAD/USD exchange rate that will be used for purposes of calculating the Make Whole Premium (assuming that Closing occurs as anticipated on May 14, 2021), the Notice will also set out additional details of the Defeasance, including how holders of Convertible Debentures can convert their Convertible Debentures in order to benefit from the Make Whole Premium, and the risks and tax consequences associated therewith.

The Transaction remains subject to the satisfaction or waiver of certain conditions, including certain remaining third-party consents and other customary closing conditions.

Questions concerning the Defeasance and how holders can convert their Convertible Debentures in order to benefit from the Make Whole Premium should be directed to RBC Dominion Securities Inc., by telephone at 1-877-381-2099 (toll-free) or by email at liability.management@rbccm.com, or to Kingsdale Advisors by telephone at 1-866-229-8263 (toll free in North America) or 416-867-2272 (collect outside North America), by facsimile at 1-866-545-5580 or by email at contactus@kingsdaleadvisors.com.

About Atlantic Power

Atlantic Power is an independent power producer that owns power generation assets in eleven states in the United States and two provinces in Canada. The Company's generation projects sell electricity and steam to investment-grade utilities and other creditworthy large customers predominantly under long–term PPAs that have expiration dates ranging from 2021 to 2043. The Company seeks to minimize its exposure to commodity prices through provisions in the contracts, fuel supply agreements and hedging arrangements. The projects are diversified by geography, fuel type, technology, dispatch profile and offtaker (customer). Approximately 75% of the projects in operation are 100% owned and directly operated and maintained by the Company. The Company has expertise in operating most fuel types, including gas, hydro, and biomass, and it owns a 40% interest in one coal project.

Atlantic Power’s Common Shares currently trade on the NYSE under the symbol AT and on the TSX under the symbol ATP. The Convertible Debentures currently trade on the TSX under the symbol ATP.DB.E. For more information, please visit the Company’s website at www.atlanticpower.com or contact:

Atlantic Power Corporation
Investor Relations
(617) 977-2700
info@atlanticpower.com

Copies of the Company’s financial data and other publicly filed documents are available on SEDAR at www.sedar.com or on EDGAR at www.sec.gov/edgar.shtml under "Atlantic Power Corporation" or on the Company's website.

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Cautionary Note Regarding Forward-Looking Statements

Certain statements in this news release may constitute forward-looking information or forward-looking statements within the meaning of applicable securities laws (collectively, "forward-looking statements"), which reflect the expectations of management regarding the future growth, results of operations, performance and business prospects and opportunities of the Company and its projects. These statements, which are based on certain assumptions and describe the Company's future plans, strategies and expectations, can generally be identified by the use of the words "plans", "expects", "does not expect", "is expected", "budget", "estimates", "forecasts", "targets", "intends", "anticipates" or "does not anticipate", "believes", "outlook", "objective", or "continue", or equivalents or variations, including negative variations, of such words and phrases, or state that certain actions, events or results, "may", "could", "would", "should", "might" or "will" be taken, occur or be achieved. Examples of such statements in this news release include, but are not limited to, statements with respect to whether the Transaction will close, the anticipated timing of any such closing of the Transaction, the parties’ intentions with respect to the Defeasance and its impact on holders of Convertible Debentures and the delisting of the Common Shares and Convertible Debentures.

Forward-looking statements involve significant risks and uncertainties, should not be read as guarantees of future performance or results, and will not necessarily be accurate indications of whether or not or the times at or by which such performance or results will be achieved. Please refer to the factors discussed under "Risk Factors" and "Forward-Looking Information" in the Company's periodic reports as filed with the U.S. Securities and Exchange Commission (the "SEC") from time to time for a detailed discussion of the risks and uncertainties affecting the Company. Although the forward-looking statements contained in this news release are based upon what are believed to be reasonable assumptions, investors cannot be assured that actual results will be consistent with these forward-looking statements, and the differences may be material. These forward-looking statements are made as of the date of this news release and, except as expressly required by applicable law, the Company assumes no obligation to update or revise them to reflect new events or circumstances.